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                                                                   Exhibit 10.26

AXCELL BIOSCIENCES CORPORATION
STOCK OPTION PLAN

1.   Purpose; Effective Date.

This Stock Option Plan is intended to encourage stock ownership by directors, employees and designated paid consultants of AxCell BioSciences, Inc., a Delaware corporation (the "Company", which shall include any subsidiaries of the Company), in order to increase their proprietary interest in the success of the Company and to encourage them to remain in its employ. The Plan provides for options which qualify as incentive stock options as well as Non-Qualified Stock Options. The effective date of this Plan is August 15, 1998, subject to approval by the sole stockholder of the Company.

2.   Definitions.

Whenever used in this Plan, the following terms will have the meanings set forth in this paragraph:

     "Board of Directors" means, until such time as the Company is Publicly Traded, or is no longer a subsidiary of Cytogen Corporation, the Board of Directors of Cytogen Corporation. At such time as the Company is Public Traded, "Board of Directors" shall mean the Board of Directors of AxCell BioSciences Corporation, and at such time as the Company is a subsidiary of a corporation other than Cytogen Corporation, the Board of Directors (or comparable governing body) of such other corporation.

     "Code" means the U.S. Internal Revenue Code of 1986, as amended.

     "Committee" means the committee described in paragraph 3.

     "Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Consultant" shall mean a paid consultant of the Company who would be eligible to participate in a plan registrable under Form S-8 of the Securities and Exchange Commission, or comparable successor forms.

     "Date of Grant" means with respect to any Option the date the Committee approves the grant of the Option or such later date as may be specified by the Committee as the date the option will become effective.

     "Employee" means any person employed by the Company (including, without limitation, a person employed by the Company who is also an officer or director of the Company).

     "Exercise Price" means with respect to any Option the price per share which must be paid upon exercise of the Option.
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     "Fair Market Value" means (i) if the Company's stock is not registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, such fair market value as shall be determined by the Board or the Committee in good faith,
(ii) if the Common Stock is traded in a market in which actual transactions are reported, the average of the high and low prices at which the Common Stock is reported to have traded on the relevant date in the principal market on which trading in the Common Stock is reported, or if there is no reported sale of the Common Stock on the relevant date, the average of the highest reported bid price and lowest reported asked price for the Common Stock on the relevant date, or
(iii) if the Common Stock is Publicly Traded but only in markets in which there is no reporting of actual transactions, the average of the highest reported bid price and the lowest reported asked price for the Common Stock on the relevant date.

     "Incentive Stock Option" means any Option that at the time of the grant qualifies and is designated as an incentive stock option within the meaning of
Section 422 of the Code.

     "Non-Qualified Option" means any Option that is not an Incentive Stock Option.

     "Option" means any Incentive Stock Option or Non-Qualified Option granted under this Plan.

     "Option Agreement" means an agreement in such form as may be determined by the Committee, executed and delivered by the Company to the holder of any Option with respect to that Option.

    "Outside Director" means a member of the Board who is a "disinterested person" within the meaning of rules promulgated under Section 16(b) of the Securities Exchange Act of 1934, or any successor provision, and is a non-employee director for purposes of Section 162(m) of the Code, and meets such other applicable requirements with respect to employee stock option plans as may imposed by a stock market or other governing entity.

     "Plan" means the AxCell Biosciences Corporation 1998 Stock Option Plan.

     "Publicly Traded" means, with respect to any class of stock, that the class of stock is required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended, or that stock of that class has been sold within the preceding 12 months in an underwritten public offering.

     "Ten Percent Shareholder" means, with respect to the grant of any Option, a person who at the Date of Grant is the beneficial owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

    "Termination of Employment" means the time when the employee-employer relationship between an Employee and the Company ceases to exist for any reason, or the time when an officer who is not also an Employee ceases to be an officer of the Company for any reason, including, but not limited to, a termination by resignation, discharge, death, Total Disability or

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retirement. Any leave of absence taken with the consent of the Company for a period of not more than 90 days shall not be a Termination of Employment, or if longer, so long as the optionee's right to reemployment with the Company is guaranteed by contract. If the period of leave exceeds 90 days and if the right to reemployment is not guaranteed by contract, the Termination of Employment will be deemed to occur on the 91st day of the leave.

     "Total Disability" means inability of an Employee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. All determinations as to the date and extent of disability of an Employee will be made by the Committee.

3.   Administration.

     (a) This Plan shall be administered by a Committee of the Board of Directors, which shall be composed of not less than two Outside Directors. The Committee may, from time to time, adopt or rescind rules and regulations for carrying out the provisions and purposes of this Plan. Subject to the express provisions of this Plan, the Board or the Committee shall have the authority, in their discretion, to determine which Employees (or categories of Employees) shall receive Options, the time when Options shall be granted, the terms and provisions of the Options (which may differ from one another) and to do everything necessary or appropriate to administer this Plan, including, without limitation, interpreting the provisions of this Plan and the Options. All determinations made by the Committee with respect to this Plan and the Options shall be final, binding and conclusive.

     (b) No member of the Committee shall be liable for any act or omission of the Committee or any other member of the Committee, or for any act or omission on his own part, in connection with the administration, implementation or interpretation of this Plan, unless it resulted from the member's own willful misconduct.

4.   Persons Eligible to Receive Options.

     (a) Options may be granted under this Plan only to persons who at the Date of Grant either (i) are officers or Employees of the Company, or (ii) have agreed to become officers or Employees of the Company, and, in either case, are determined by the Committee to be of substantial importance to the Company, or
(iii) directors of the Company, until such time as the Company becomes Publicly Traded, or (iv) Consultants of the Company.

     (b) Options granted to persons who are not yet officers or Employees at the Date of Grant may not be exercised until the optionee has become an officer or Employee, and shall expire if the optionee fails to commence service as an officer or Employee within six months (or such other period as the Committee may determine) after the Date of Grant.

    (c) Incentive Stock Options may be granted only to persons who are Employees at the Date of Grant, and only on such terms as are provided in paragraphs 6, 7 and 8 hereof.

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     (d) No Employee to whom Options may be granted under this Plan may be granted Options to purchase more than 200,000 shares in any one calendar year.

5.   Stock Subject to the Plan.

Subject to any adjustment as may be permitted in Section 10, the maximum number of shares of Common Stock which may at any time be subject to Options, or which may be issued upon the exercise of Options granted under the Plan, shall be limited to 2,000,000 based upon a minimum share capitalization of 10,000,000 outstanding shares, with the remaining shares initially held by Cytogen Corporation. The shares reserved for issuance pursuant to the Plan may consist either of authorized but previously unissued shares of stock, or of issued shares of stock which have been reacquired by the Company. If any Option expires, terminates or is canceled for any reason without having been exercised in full, the shares of stock allocable to the unexercised portion of such Option may again be made subject to an Option under the Plan.

6.   Grants of Options.

     (a) Subject to paragraph 4(d), the Committee will have complete discretion to determine when, and to which officers or other Employees, Options are to be granted, the number of shares of Common Stock to which Options granted to each officer or other Employee will relate, whether and to what extent Options granted to an officer or other Employee will be Incentive Stock Options or Non-Qualified Options and, subject to the provisions of paragraphs 7 and 8, the Exercise Price and the term of each Option. The Committee may, in its discretion, provide that the Exercise Price may be paid in cash or by other means; subject, however, to any requirements of applicable law which may limit the type or amount of such non-cash consideration. If payment by interest bearing promissory note at the applicable federal rate is permitted: (i) the optionee shall be required to make a cash payment upon exercise of the Option of not less than 20% of the Exercise Price; (ii) the note shall provide for full recourse against the maker; and (iii) the note shall be payable in full prior to its stated maturity upon the optionee's Termination of Employment for any reason other than death or Total Disability.

     (b) Any Options which are not designated as Incentive Stock Options when they are granted will be Non-Qualified Options.

     (c) Promptly after the Date of Grant of each Option, the Company shall cause an Option Agreement to be executed and delivered to the holder of the Option. The Option Agreement shall clearly state whether the Option granted is or is not an Incentive Stock Option. Separate Option Agreements shall be used for Incentive Stock Options and Non-Qualified Stock Options.

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7.   Option Provisions.

     (a) Exercise Price. No consideration shall be payable by any optionee for the grant of an Option. Subject to the provisions of paragraph 8, the Exercise Price of each Option will be as determined by the Committee. The Exercise Price of a Non-Qualified Option may, until such time as the Company is Publicly Traded, be less than the Fair Market Value of the Common Stock on the Date of Grant of the Option; after such time as the Company is Publicly Traded, the Exercise Price of a Non-Qualified Option may not be less than the Fair Market Value of the Common Stock on the Date of Grant of the Option.

     (b) Term. The term of each Option will be as determined by the Committee, but in no event will the term of an Option be longer than ten years from the Date of Grant, or five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder. Options may not be exercised before six months after the Date of Grant. Options will cease to be exercisable prior to the expiration of their term under certain circumstances as provided in paragraphs 7(f), (g), and (h). Subject to the foregoing, and to any vesting or other conditions imposed at the time it is granted, an Option may be exercised in whole or in part at any time, or from time to time, during its term.

     (c) Manner of Exercise. To exercise an Option, the person exercising the Option must deliver to the Company, at its principal office:

         (i) a notice of exercise, which states the extent to which the Option is being exercised;

         (ii) a certified or bank cashier's check, or such other form of payment as the Company may permit, in an amount equal to the Exercise Price of the Option times the number of shares as to which it is being exercised, or consideration in such other form as may be permitted under the terms on which the Option is granted; and

         (iii) payment of an amount equal to any withholding taxes the Company is required to pay because of the exercise of the Option. The date on which the Company receives all the items specified in this subsection will be the date on which the Option is exercised to the extent described in the notice of election.

     (d) Delivery of Stock Certificates. As promptly as practicable after an Option is exercised, the Company will deliver to the person who exercises the Option certificates, registered in that person's name, representing the number of shares of Common Stock which were purchased by the exercise of the Option. Each certificate may bear a legend to indicate, if applicable, that (i) the Common Stock represented by the certificate was issued in a transaction which was not registered under the Securities Act of 1933, as amended, and may only be sold or transferred in a transaction which is registered under that Act or is exempt from the registration requirements of that Act, and (ii) the Common Stock represented by the certificate is subject to the obligation of the holder to pay any unpaid balance of the Exercise Price

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(whether pursuant to a promissory note or otherwise), and/or that the Common
Stock is pledged to secure such an obligation.

     (e) Nontransferability of Options. During the lifetime of the person to whom an Option is issued, the Option may be exercised only by that person or his or her guardian or legal representative. An Option may not be assigned, pledged or hypothecated in any way, will not be subject to execution, and will not be transferable otherwise than by will or the laws of descent and distribution.
The Company will not recognize any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of this Plan, or any levy of any attachment or similar process upon any Option, and, except as expressly stated in this Plan, the Company will not be required to, and will not, issue Common Stock on exercise of an Option to anyone who claims to have acquired that Option from the person to whom it was granted.

     (f) Termination of Employment of Holder of Option Other Than Because of Total Disability or Death. If there is a Termination of Employment of a person to whom an Option has been granted, other than by reason of the person's death or Total Disability, each Option held by the person may be exercised (if otherwise exercisable) until the earlier of (i) the end of the three-month period immediately following the date of the Termination of Employment, (ii) the expiration of the term specified in the Option, or (iii) such earlier time as may be determined by the Committee at the time of granting the Option.

     (g) Major Event. Upon the occurrence of a Major Event, as defined below, in addition to those shares available for purchase as of the date of the Major Event all of the remaining Option Shares not then otherwise available for purchase as of such date shall become immediately available for purchase.

         (i) The term "Major Event" as used in this Agreement shall mean (1) the Company enters into one or more definitive agreements to merge or consolidate the Company with or into another corporation, or to sell or otherwise dispose of all or substantially all of the Company's assets, or to effect any other transaction, consolidation or reorganization having similar results or effect, or to sell a greater than 50% interest to third parties other than in connection with the Company becoming Publicly Traded; provided, that such events shall not be deemed a Major Event, in the discretion of the Board or the Committee if provision is made in such transaction for the Options to be converted into equivalent securities of the entity with which such a transaction is entered at the same pricing as received by the Company or Cytogen Corporation (or its successors) in such transaction; and, following such time at which the Company is Publicly
     Traded: (2) any person other than the Company makes a tender or exchange offer for more than 50% of Common Stock pursuant to which purchases of any amount of Common Stock are made; (3) stock representing more than 50% of the voting power of the Company is acquired by any person other than the Company in any one or more transactions; or (4) within any 24-month period persons who were members of the Company's Board of Directors immediately prior to such 24-month period, together with any persons who were first elected as directors during such 24-month period by or upon the recommendation of members of the Board of Directors who were members immediately prior to such 24-month period and who constituted a

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     majority of the Board of Directors at the time of such election, cease to constitute a majority of the Board of Directors.


     (g) Total Disability of Holder of Option. If there is a Termination of Employment of a person to whom an Option has been granted by reason of his or her Total Disability, each Option held by the person may be exercised (if otherwise exercisable) until the earlier of (i) the end of the one-year period immediately following the date of the Termination of Employment, (ii) the expiration of the term specified in the Option, or (iii) such earlier time as may be determined by the Committee at the time of granting the Option.

     (h) Death of Holder of Option. If there is a Termination of Employment of a person to whom an Option has been granted by reason of his or her death, or a former officer or Employee dies following the date of his or her Termination of Employment but at a time when an Option still would be exercisable by that person but for the death of the person, each Option held by the person at the time of his or her death may be exercised by the person or persons to whom the Option passed by will or by the laws of descent and distribution (but by no other persons) until the earlier of (i) the end of the one-year period immediately following the date of death (or such other period as may be determined by the Committee at the time of granting the Option), (ii) the expiration of the term specified in the Option, or (iii) if the death occurs after the Termination of Employment, the end of the period in which the Option could be exercised under paragraph 7(f) or (g).

     (i) Company's Right of First Purchase. While and so long as the stock of the class subject to this Plan has not been Publicly Traded for at least ninety days, and as a long as there has been no Major Event, any shares of common stock issued on exercise of any Option shall be subject to the Company's right of first purchase. By virtue of that right, (a) such stock may not be transferred during the optionee's lifetime to any person other than members of the optionee's immediate family, a partnership whose members are the optionee and/or members of the optionee's immediate family, or a trust for the benefit of the optionee and/or members of the optionee's immediate family, unless such transfer occurs within fifteen days following the expiration of thirty days after the Company has been given a written notice which correctly identified the prospective transferees and which offered the Company an opportunity to purchase such shares at the price of a bona fide offer by the prospective transferee or third party in cash, and such offer was not accepted within thirty days after the Company's receipt of that notice; and (b) upon the optionee's death, the Company shall have the right to purchase all or some of such stock at its fair market value within nine months after the date of death. This right of first purchase shall continue to apply to any such shares after the transfer during the optionee's lifetime of that stock to a member of the optionee's immediate family or to a family partnership or trust as aforesaid, and after any transfer of that stock with respect to which the Company expressly waived its right of first purchase without also waiving it as to any subsequent transfers thereof, but it shall not apply after a transfer of that stock with respect to which the Company was offered but did not exercise or waive its right of first purchase or more than nine months after the optionee's death. The Company may assign all or any portion of its right of first purchase to any one or more of its stockholders, or to a pension or retirement Plan

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or trust for employees of the Company, who may then exercise the right so assigned. Stock certificates evidencing stock subject to this right of first purchase shall be appropriately legended to reflect that right.

8.   Special Provisions Relating to Incentive Stock Options.

The Exercise Price of an Incentive Stock Option will be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of the Option.
An Incentive Stock Option may not be granted to a person who, at the time the Option is granted, is a Ten Percent Shareholder, unless (i) the Exercise Price of the Option is at least 110% of the Fair Market Value of the Common Stock on the Date of Grant and (ii) the Option by its terms is not exercisable after the expiration of five years from the Date of Grant. To the extent that the aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are first exercisable by an Employee during any calendar year (under this Plan and any other incentive stock option plans of the Company) exceeds $100,000, such Options shall be treated as Non-Qualified Options.

9.   Recapitalization.

     (a) The existence of outstanding Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise, or to sell additional shares of Common Stock dilutive of the shares issuable upon exercise of Options. Unless otherwise determined by the Board, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or on conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Options.

     (b) If as a result of any (i) reorganization or liquidation of the Company or (ii) reclassification of the Company's capital stock, or (iii) consolidation or merger of the Company with or into another corporation, or sale of all or substantially all the assets of the Company (a reorganization or liquidation of the Company or reclassification of the Company's capital stock, or a merger, consolidation or sale of the type described in this subsection being a "Corporate Transaction") while an Option is outstanding, the holders of the Common Stock become entitled to receive with respect to their Common Stock, securities or assets other than, or in addition to, their Common Stock, upon exercise of that Option the holder will receive what the holder would have owned if the holder had exercised the Option immediately before the Corporate Transaction which occurred while the Option was outstanding and had not disposed

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of anything the holder would have received as a result of that and all subsequent Corporate Transactions.

10.  Rights of Option Holder.

     (a) The holder of an Option will not have any rights as a stockholder by reason of holding that Option. Upon exercise of an Option, the holder will be deemed to acquire the rights of a stockholder when, but not before, the issuance of Common Stock as a result of the exercise is recorded in the stock records of the Company.

     (b) Nothing in this Plan or in the grant of an Option will confer upon any Employee the right to continue in the employment of the Company or will interfere with or restrict in any way the rights of the Company to discharge any Employee at any time for any reason whatsoever, with or without cause, nor will it impose any obligation on the Employee to remain in the employ of the Company.

11.  Laws and Regulations.

The obligation of the Company to sell and deliver shares of Common Stock on exercise of Options will be subject to the condition that legal counsel for the Company be satisfied that the sale and delivery will not violate the Securities Act of 1933, as amended, or any other applicable laws, rules or regulations, and to such conditions that the Company, if Publicly Traded, or Cytogen Corporation (or its successor) may impose related to such securities laws requirements. The Company and Cytogen Corporation (or its successors) shall have no obligation to take such steps as may be required to permit exercises if the Board or a Committee determines in good faith that such steps are not in the best interest of the Company or a parent corporation.

12.  Withholding of Taxes.

     (a) In addition to the requirement in paragraph 7(c) that in order to exercise an Option a person must make a payment to the Company or authorize withholding in order to enable the Company to pay any withholding taxes due as a result of the exercise, if a person who exercised an Incentive Stock Option disposes of shares of Common Stock acquired through exercise of that Incentive Stock Option either (i) within two years after the Date of Grant of the Incentive Stock Option or (E) within one year after the issuance of the shares on exercise of the Incentive Stock Option, the person will notify the Company promptly of the occurrence of the event and, if the event was a disposition of Common Stock acquired on exercise of an Incentive Stock Option, the amount realized upon the disposition.

     (b) If, whether because of a disposition of Common Stock acquired on exercise of an Incentive Stock Option, or otherwise, the Company is required to pay withholding taxes to any Federal, state or other taxing authority and the Employee fails to provide the Company with the funds with which to pay that withholding tax, the Company may withhold up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any other

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required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay.

     (c) The obligations contained in this paragraph 12 shall bind each optionee, and each optionee, by accepting and/or exercising an Option, shall be deemed to agree to observe and comply with them.

13. Reservation of Shares.

The Company will at all times keep reserved for issuance on exercise of Options a number of authorized but unissued or reacquired shares of Common Stock equal to the maximum number of shares the Company may be required to issue on exercise of outstanding Options (assuming no subsequent adjustments under paragraph 9).

14.  Amendment of the Plan.

The Board of Directors may at any time and from time to time modify or amend this Plan in any respect effective at any date the Board of Directors determines, subject to such requirements as may be imposed by the Securities Exchange Act of 1934, as amended, the Code, or by the rules of any stock market relating to stockholder approval, if applicable. No modification or amendment of this Plan will, without the consent of the holder of an outstanding Option, adversely affect the holder's rights under that Option.

15.  Interpretation

The Committee shall have the power to interpret the Plan and to make and amend rules for putting it into effect and administering it. It is intended that the Incentive Stock Options granted under the Plan shall constitute incentive stock options within the meaning of section 422 of the Code, that the Non-Qualified Options shall constitute property subject to federal income tax pursuant to the provisions of section 83 of the Code and that the Plan shall qualify for the exemption available under Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. It is also intended that all compensation income recognized by optionees as the result of the exercise of Options or the disposition of Common Stock acquired on exercise of Options shall be considered performance-based compensation excludable from such optionee's "applicable employee remuneration" pursuant to section 162(m)(4)(C) of the Code. The provisions of the Plan shall be interpreted and applied insofar as possible to carry out such intent.

16. Termination of the Plan.

This Plan shall terminate on August 15, 2009, unless sooner terminated. The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action may adversely affect the rights of a person holding an outstanding Option.

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17.  Applicable Law.  The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of New Jersey, without reference to the principles of conflict or laws thereof, except with respect to such matters as are governed by the corporate law of the State of Delaware.

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